Exhibit 10.28
TWELFTH AMENDMENT OF AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
     THIS TWELFTH AMENDMENT OF AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into as of the 27th day of April 2010, effective as of April 27, 2010, by and among WEST OAHU MALL ASSOCIATES, LLC, a Hawaii limited liability company (“Seller”) and TNP SRT WAIANAE MALL, LLC, a Delaware limited liability company (“Buyer”).
     WHEREAS, Seller and TNP ACQUISITIONS, LLC, a Delaware limited liability company (“TNP”) entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of July 13, 2009, as amended by that certain First Amendment of Purchase and Sale and Joint Escrow Instructions dated July 22, 2009, that certain Second Amendment of Purchase and Sale and Joint Escrow Instructions dated August 13, 2009, that certain Third Amendment of Purchase and Sale and Joint Escrow Instructions dated August 31, 2009, that certain Fourth Amendment of Purchase and Sale and Joint Escrow Instructions dated October 15, 2009, that certain Fifth Amendment of Purchase and Sale and Joint Escrow Instructions dated November 24, 2009, that certain Sixth Amendment of Purchase and Sale and Joint Escrow Instructions dated December 15, 2009, that certain Seventh Amendment of Purchase and Sale and Joint Escrow Instructions dated December 23, 2009, that certain Eighth Amendment of Purchase and Sale and Joint Escrow Instructions dated January 11, 2010, that certain Ninth Amendment of Purchase and Sale and Joint Escrow Instructions dated January 18, 2010, that certain Tenth Amendment of Purchase and Sale and Joint Escrow Instructions dated March 15, 2010, and that certain Eleventh Amendment of Purchase and Sale and Joint Escrow Instructions dated April 13, 2010 (collectively, “Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain Property located in Honolulu, Hawaii and more particularly described in the Purchase Agreement;
     WHEREAS, in accordance with the terms of the Purchase Agreement, the rights and obligations of TNP have been assigned to and assumed by Buyer pursuant to an Assignment and Assumption Agreement dated December 14, 2009 between TNP as assignor and Buyer as assignee;
     WHEREAS, pursuant to the Purchase Agreement, the Closing Date shall be extended to the fifth (5th) calendar day after Buyer’s receipt of: (i) written notice that the Conduit Lender has approved Buyer’s proposed assumption of the Conduit Loan and (ii) execution versions of the loan assumption documents, in form and substance acceptable to Conduit Lender and to Buyer; but in no event shall the Closing Date be later than the Outside Closing Date;
     WHEREAS, pursuant to the Purchase Agreement, the Outside Closing Date is defined as April 19, 2010;
     WHEREAS, Buyer did not receive the approval of the Conduit Lender to Buyer’s assumption of the Conduit Loan on or prior to the fifth (5th) calendar day before April 19, 2010 and therefore the Purchase Agreement terminated in accordance with its terms;

     WHEREAS, Seller and Buyer desire to reinstate and amend the Purchase Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Recitals; Defined Terms. The foregoing recitals are incorporated herein by this reference. Terms written with initial capital letters shall have the meanings given to them in the Purchase Agreement, unless expressly otherwise defined in this Amendment.
     2. Reinstatement. Seller and Buyer hereby reinstate and ratify the Purchase Agreement as modified by this Amendment.
     3. Amendment. The Purchase Agreement is amended as follows:
              a. Section 1.6 of Section 1 of the Purchase Agreement is amended by adding the following new paragraphs at end of such Section 1.6:
     Buyer shall have an option to extend the Outside Closing Date to May 28, 2010 in consideration of and upon payment of One Hundred Fifty Thousand Dollars ($150,000.00) to Seller (“Option Consideration”). To exercise such option to extend the Outside Closing Date to May 28, 2010, Buyer must, prior to 5:00 p.m. (Hawaii Standard Time) on April 27, 2010, give Seller and Escrow Holder written notice of such exercise and irrevocably instruct Escrow Holder to immediately release to Seller One Hundred Fifty Thousand Dollars ($150,000.00) of the sums held by Escrow Holder. Upon the proper exercise of the option and payment of the Option Consideration, the Outside Closing Date shall be extended to May 28, 2010. The extension of the Outside Closing Date shall be conditioned on the payment to Seller of the Option Consideration. The Option Consideration upon exercise of the option shall be non-refundable and shall not be repaid to Buyer under any circumstances, including upon the failure of conditions precedent.
     Upon exercise of the option to extend the Outside Closing Date as set forth above and payment of the Option Consideration to Seller, Section 1.2 of Section 1 of the Purchase Agreement shall be amended by deleting such Section 1.2 in its entirety and substituting the following provision:

“1.2 “Purchase Price”:	Twenty-Five Million Five Hundred Thirty-Eight Thousand Dollars ($25,538,000.00), plus the GSA Reimbursement amount described in Section 2.1.2.”
     Upon exercise of the option to extend the Outside Closing Date as set forth above and payment of the Option Consideration to Seller, Section 1.3 of Section 1 of the Purchase Agreement shall be amended by deleting such Section 1.3 in its entirety and substituting the following provision:

“1.3 “Deposit”:	“Initial Deposit”: Fifty Thousand Dollars ($50,000.00).
“Additional Deposit”: Fifty Thousand Dollars ($50,000.00).”
              b. Section 2.4.1.2 of the Purchase Agreement is amended to add the following sentence at the end of Section 2.4.1.2:
Notwithstanding the provisions of Section 2.4.1.2 set forth above, Seller shall have no obligation to provide updated estoppel certificates from any Tenant who has provided or provides an estoppel certificate prior to the date the Conduit Lender approves the assumption of the Conduit Loan.
     4. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement. The submission of a signature page by facsimile transmission shall be considered an original signature page for purposes of this Amendment.
     5. No Other Effect. As amended hereby, the Purchase Agreement remains in full force and effect without further modification or amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SELLER:	West Oahu Mall Associates, LLC, A Hawaii limited liability company
By: /s/ Faraz Daneshgar

Name: Faraz Daneshgar Title:

BUYER:	TNP SRT WAIANAE MALL, LLC, a Delaware limited liability company
By: /s/ Anthony W. Thompson

Name: Anthony W. Thompson Title:

CONSENT OF ESCROW HOLDER
     The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Amendment, (ii) be Escrow Holder under said Purchase Agreement and Amendment and (iii) be bound by said Amendment in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under this Consent unless and until said Amendment, fully signed by the parties, has been delivered to the undersigned.

DATED: April 27, 2010	TITLE GUARANTY ESCROW SERVICES, INC
	By		/s/ BARBARA PAULO

		Its	Assistant Vice President

5